UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2013

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

 50 Health Sciences Drive

Stony Brook, New York 11790

(Address of Principal Executive Offices) (Zip Code)

631-240-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d - (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - (c))

Item 8.01.	Other Events.

On October 4, 2013, Applied DNA Sciences, Inc., as seller (the “Seller”), entered into a master option agreement with one of the four largest American Defense Contractors, as buyer (“Buyer”), and committed to supply one (1) unique SigNature® DNA provenance mark for Buyer and SigNature® DNA ink for marking up to 25,000 electronic components/year, upon Buyer’s request through the issuance of a purchase order (“Goods”). For the Buyer, the agreement is an enterprise-wide option to purchase. The term of the agreement commenced on October 3, 2013 and expires October 3, 2023. Buyer has engaged a third-party marker, which third-party marker is and must remain approved by Seller, to provide certain services to incorporate Seller’s ink onto certain electronic components of Buyer. Either party may terminate the agreement in the event of a material breach that is uncured for 30 days. Seller has received from Buyer one purchase order governed by these terms in the amount of $62,000 thus far. The agreement severely restricts publicity on behalf of both parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: October 15, 2013